Exhibit 10.25

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

     THIS AMENDMENT No. 1, dated as of April 11, 2005, to that certain Employment Agreement, dated and effective as of February 1, 2004, between Aeropostale, Inc., a Delaware corporation (the “Corporation”), and Julian R. Geiger (the “Executive”) (as heretofore amended, the “Agreement”).

W I T N E S S E T H:

     WHEREAS, the Executive has been employed by the Corporation pursuant to the Employment Agreement and desires to continue in its employ, and the Corporation desires to continue to employ the Executive and to make certain changes to extend the Employment Period, as that term is defined in the Agreement.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     FIRST: The definition of Employment Period in Section 1 of the Agreement is hereby amended to read as follows:

“Employment Period: Unless earlier terminated as provided in Section 5 hereof, the Employment Period shall be the period commencing on the Effective Date and terminating on the last day of the 2007 Fiscal Year.”

     SECOND: The first sentence of Section 3.1 of the Employment Agreement entitled “Base Salary” is hereby deleted in its entirety and is replaced with the following:

     “Effective February 1, 2005, the Company shall pay Executive a Base Salary in the amount of $927,000 for the 2005 Fiscal Year, and the Executive’s Base Salary shall be an amount not less than $927,000 for each of the 2006 and 2007 Fiscal Years.”

     THIRD: Section 3.3 is hereby amended by deleting the words “Intentionally Omitted” and in its place inserting the following:

“Special Bonus”

Notwithstanding any other terms or provisions contained in this Agreement nor any other bonus compensation Executive may be eligible to receive pursuant to this Agreement, on or about April 1, 2005, the Company shall pay the Executive a one-time special bonus of $133,268.85. This special bonus shall not effect, in any manner, any Annual Bonus or other compensation which Executive may be eligible to receive.”

     FOURTH: Section 3.4 is hereby amended by deleting the paragraph in its entirety and inserting in its place the following:

“Executive shall be entitled, during the Employment Period, to participate on the same basis and to the same extent as other executive employees of the Company, in any pension, life insurance, health insurance, short-term disability and hospital plans and other fringe benefits or benefit plans presently in effect and hereafter maintained or created by the Company. In addition, Executive shall receive an automobile allowance in the amount of $8,500 per year, payable monthly. During the Employment Period, Company agrees not to reduce the benefits provided to Executive. Service with the Company, any Subsidiary, or Federated Department Stores, Inc. (“Federated”) or any affiliate of Federated shall be recognized for vesting purposes under any benefit plan of the Company.”

     FIFTH: The parties hereto hereby agree that all references in the Agreement to the “Agreement” shall include this Amendment No. 1 to the Agreement.

     SIXTH: Except as expressly amended hereby, all terms and conditions of the Agreement shall remain unchanged, in full force and effect.

     SEVENTH: The Corporation hereby re-affirms the terms and provisions of all prior employment agreements with the Executive. All prior or contemporaneous agreements, contracts, promises, representations and statements, if any, among the parties hereto, or their representatives, concerning the subject matter hereof, are merged into this Amendment No. 1 to the Agreement and the Agreement, as so amended, shall constitute the entire agreement among them with respect to the subject matter hereof. No waiver or modification of the terms hereof shall be valid unless in writing signed by the party to be charged and only to the extent therein set forth.

     EIGHTH: This Amendment No. 1 to the Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement as of the day and year first above written.

AEROPOSTALE, INC.
By /s/ Michael J. Cunningham
Name:	Michael J. Cunningham
Title:	Executive Vice President and Chief Financial Officer

/s/ Julian R. Geiger
JULIAN R. GEIGER